UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2005

Commission file number 000-29173

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3297375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 526-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Diversa Corporation (the “Company”) entered into a $14.6 million Loan and Security Agreement (the “Agreement”) with Comerica Bank (“Comerica”). The Agreement provides for a one-year credit facility for up to $10.0 million in financing for qualified equipment purchases in the United States and Mexico (the “Equipment Advances”) and a $4.6 million letter of credit sub-facility (the “Letter of Credit Sublimit”). Borrowings under the Equipment Advances will be structured as promissory notes which are secured by qualified equipment purchases and repaid over 36 to 48 months, depending on the location of the equipment financed. Borrowings will bear interest at Comerica’s prime rate plus 0.75% (7.50% at September 30, 2005). Amounts outstanding under the Letter of Credit Sublimit will be unsecured, and will be subject to an annual fee of 1.25%. On September 30, 2005, Diversa completed a drawdown of approximately $620,000 under the Equipment Advances. At September 30, 2005, there was approximately $620,000 in outstanding borrowings under the Equipment Advances and a letter of credit for approximately $4.6 million under the Letter of Credit Sublimit, as required under the Company’s facilities leases.

The Agreement contains standard affirmative and negative covenants and restrictions on actions by Diversa, including, but not limited to, activity related to the Company’s common stock repurchases, liens, investments, indebtedness, and fundamental changes in, or dispositions of, the Company’s assets. Certain of these actions may be taken by the Company with the consent of Comerica. In addition, Diversa is required to meet certain financial covenants, primarily a minimum balance of unrestricted cash, cash equivalents, and investments in marketable securities of $25.0 million, including $15.0 million maintained in accounts at Comerica or its affiliates.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(c) Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement by and between the registrant and Comerica Bank dated September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: October 6, 2005	By:	/s/ Anthony E. Altig
		Name:	Anthony E. Altig
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement by and between the registrant and Comerica Bank dated September 30, 2005